Exhibit 24

Power of Attorney

                KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Kristin Herring, Richard O’Connor and William Schlueter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any Form 3 or Form 4 relating to beneficial ownership and changes in beneficial ownership of equity securities of Security Capital Corporation (the “Company”), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Commission Exchange, and submit copies thereof to any securities exchange or automated quotation system and to the Company, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.  This power-of-attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Section 16(a) under the Securities and Exchange Act of 1934, as amended, with respect to the Company.

Signed:	/s/ Robert M. Williams
Robert M. Williams

Date:	12/27/2004